Nicor Inc.
                                                                Form 11-K
                                                                Exhibit 99.01




                Certification of Plan Administrator

      Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned plan administrator of the Nicor Companies Savings Investment Plan and the Nicor Gas Thrift Plan (collectively the "Plans") hereby certifies, to her knowledge, that:

      (i) the accompanying Annual Report on Form 11-K of the Plans for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plans.1


   Dated: June 27, 2003        CLAUDIA J. COLALILLO
                               ---------------------
                               Claudia J. Colalillo
                               Plan Administrator and
                               Senior Vice President Human
                               Resources and Corporate Communications,
                               Nicor Inc.


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1 The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because they are employee benefit plans, the Plans do not have results of operations. The foregoing certification is being "furnished," not filed, and thus is not incorporated by reference into any 1933 Act registration statement.